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As filed with the Securities and Exchange Commission on April 18, 2001

Registration No. 333-85575

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AFFYMETRIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	77-0319159 (IRS Employer Identification No.)
3380 CENTRAL EXPRESSWAY SANTA CLARA, CA (Address of principal executive offices)	95051 (Zip Code)

AFFYMETRIX, INC. 1998 STOCK INCENTIVE PLAN
(Full title of the Plan)

VERN NORVIEL
SENIOR VICE PRESIDENT AND GENERAL COUNSEL
AFFYMETRIX, INC.
3380 CENTRAL EXPRESSWAY
SANTA CLARA, CA 95051
(Name and address of agent for service)

(408) 731-5000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock (par value $.01)	2,000,000*	$33.53*	$67,060,000	$18,642.68**

(1)
This Registration Statement covers shares of Common Stock of Affymetrix, Inc. (the "Registrant") which may be offered or sold pursuant to the Affymetrix, Inc. 1998 Stock Incentive Plan (the "Plan"). The Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of the Registrant. The Registration Statement also relates to the Rights to purchase shares of Series B Junior Participating Preferred Stock of the Registrant which are attached to all shares of Common Stock outstanding as of, and issued subsequent to, October 15, 1998, pursuant to the Registrant's Rights Agreement dated as of October 15, 1998, as amended. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock, and will be transferred with and only with such stock.

(2)
Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Affymetrix, Inc. as reported on the Nasdaq National Market on August 13, 1999.

*
Amount to be registered and offering price per share adjusted for 2 for 1 stock split effective August 21, 2000

**
Fee previously paid.

    This Post-Effective Amendment No. 1 on Form S-8 amends and restates elements of the fee calculation table and associated footnotes, Item 3, Item 8, and the Exhibit Index of, and adds one exhibit to, the Registration Statement on Form S-8 of the Registrant pertaining to the Affymetrix, Inc. 1998 Stock Incentive Plan filed on August 19, 1999 under file number 333-85575 ("Original Registration Statement").

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    Affymetrix, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

    a.  Annual Report on Form 10-K for the year ended December 31, 2000;

    b.  Current Reports on Form 8-K filed on January 12, 2001, March 7, 2001, March 26, 2001, and April 3, 2001.

    c.  Amendment No. 1 to Current Report on Form 8-K/A filed on January 12, 2001 amending Current Report on Form 8-K filed on November 13, 2000.

    d.  Form 8-A filed on October 16, 1998, as amended by Form 8-A/A filed on March 29, 2000; and

    e.  Registration Statement No. 0-28218 on Form 8-A filed with the SEC on April 16, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, with amendments thereto, in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock; and

    f.   The Registrant's Registration Statement No. 333-82685 on Form S-3 filed with the SEC on July 12, 1999, together with the amendment on Form S-3/A filed with the SEC on July 26, 1999.

    All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

    Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Incorporated by reference to the Original Registration Statement

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

    Not Applicable.

Item 8.  EXHIBITS

Exhibit Number	Exhibit
(1)4.1	Restated Certificate of Incorporation of Affymetrix, Inc.
(2)4.2	Bylaws of Affymetrix, Inc.
(3)4.3	Rights Agreement, dated as of October 15, 1998, between Affymetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent
(4)4.4	Amendment No. 1 to Rights Agreement, dated as of February 7, 2000, between Affymetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent
5.1*	Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2*	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page hereto)
99.1	Affymetrix, Inc. 1998 Stock Incentive Plan

(1)
Incorporated by reference to Exhibit 3.1 to our Form 8-K as filed on June 13, 2000 (File No. 000-28218).

(2)
Incorporated by reference to Appendix C to our definitive proxy statement on Schedule 14A as filed on April 29, 1998 (File No. 000-28218).

(3)
Incorporated by reference to Exhibit 1 of our Form 8-A as filed on October 16, 1998 (File No. 000-28218).

(4)
Incorporated by reference to Exhibit 4.1 of our Form 8-A/A as filed on March 29, 2000 (File No. 000-28218).

*
Previously filed.

Item 9.  UNDERTAKINGS

    Incorporated by reference to the Original Registration Statement.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on this 18th day of April, 2001.

AFFYMETRIX, INC.
By:	/s/ EDWARD M. HURWITZ Edward M. Hurwitz Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS:

    That the undersigned officers and directors of Affymetrix, Inc., a Delaware corporation, do hereby constitute and appoint Stephen P.A. Fodor, Edward M. Hurwitz, and Vern Norviel, and any of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Post-Effective Amendment or the Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments and supplements to this Post-Effective Amendment or the Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

    IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN P.A. FODOR Stephen P.A. Fodor, Ph.D.	Chief Executive Officer and Chairman of the Board	April 18, 2001
/s/ EDWARD M. HURWITZ Edward M. Hurwitz	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 18, 2001

/s/ JOHN D. DIEKMAN John D. Diekman, Ph.D.	Director	April 18, 2001
/s/ PAUL BERG Paul Berg, Ph.D.	Director	April 18, 2001
/s/ VERNON R. LOUCKS, JR. Vernon R. Loucks, Jr.	Director	April 18, 2001
/s/ DAVID B. SINGER David B. Singer	Director	April 18, 2001
/s/ LUBERT STRYER Lubert Stryer, M.D.	Director	April 18, 2001
/s/ JOHN A. YOUNG John A. Young	Director	April 18, 2001

EXHIBIT INDEX

Exhibit Number	Exhibit
(1)4.1	Restated Certificate of Incorporation of Affymetrix, Inc.
(2)4.2	Bylaws of Affymetrix, Inc.
(3)4.3	Rights Agreement, dated as of October 15, 1998, between Affymetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent
(4)4.4	Amendment No. 1 to Rights Agreement, dated as of February 7, 2000, between Affymetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent
5.1*	Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2*	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page hereto)
99.1	Affymetrix, Inc. 1998 Stock Incentive Plan

(1)
Incorporated by reference to Exhibit 3.1 to our Form 8-K as filed on June 13, 2000 (File No. 000-28218).

(2)
Incorporated by reference to Appendix C to our definitive proxy statement on Schedule 14A as filed on April 29, 1998 (File No. 000-28218).

(3)
Incorporated by reference to Exhibit 1 of our Form 8-A as filed on October 16, 1998 (File No. 000-28218).

(4)
Incorporated by reference to Exhibit 4.1 of our Form 8-A/A as filed on March 29, 2000 (File No. 000-28218).

*
Previously filed.

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE
  Item 4. DESCRIPTION OF SECURITIES
  Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
  Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  Item 7. EXEMPTION FROM REGISTRATION CLAIMED
  Item 8. EXHIBITS
  Item 9. UNDERTAKINGS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX